Exhibit 8 (b)

                      APPENDIX B



The CUSTODY AGREEMENT between UMB BANK, N.A. and
ICAP FUNDS, INC., dated December 30, 1994, is hereby amended to include the following funds.



               ICAP DISCRETIONARY EQUITY
                      ICAP EQUITY
           ICAP EURO SELECT EQUITY PORTFOLIO
             ICAP SELECT EQUITY PORTFOLIO




ICAP FUNDS, INC.                 UMB BANK, N.A.


By:  /s/ Pamela H. Conroy          By:  /s/ Ralph Fautoro
--------------------------              ----------------------------
Title:    Vice President           Title:    Senior Vice President

Date:     11-3-97                  Date:    10-27-97